SOMMER & BARNARD
                       Attorneys at Law*PC
                       4000 Bank One Tower
                       111 Monument Circle
                   Indianapolis, Indiana  46204


                          July 28, 1997



Board of Directors
Proffitt's, Inc.
3455 Highway 80 West
Jackson, Mississippi 39209

     RE:  Registration Statement on Form S-3 of Proffitt's, Inc.

Gentlemen:

     We have acted as counsel to Proffitt's, Inc. ("Proffitt's") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3
(the "Registration Statement") which covers the registration under the Securities Act of 1933 of 750,000 shares of Proffitt's common stock, $.10 par value (the "Registered Shares") to be offered or sold pursuant to the Proffitt's, Inc. 1997 Stock-Based Incentive Plan (the "Plan").

     In that capacity, and for purposes of giving the opinion set forth in this letter, we have examined and reviewed the following documents and materials:

     1.   A copy of Proffitt's Charter, and all amendments thereto;

     2.   A copy of the Code of By-Laws of Proffitt's;

     3.   The Registration Statement together with all exhibits;

     4.   The Plan;

     5. Minutes of the meetings and written consent resolutions of Proffitt's Board of Directors; and

     6. Such other instruments, documents, statements and records of Proffitt's as we deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     Further, we have made the relied upon the following assumptions:

     1. That the originals of all documents and instruments submitted to us, including those described above, are authentic;

     2. That all copies of documents and instruments submitted to us, including those described above, conform in all material respects to the originals of such documents;

     3. That all signatures on documents and instruments the originals or copies of which were submitted to us, including those described above, are genuine;

     4. That all natural persons signing documents, the originals or copies of which were submitted to us, including those described above, had the legal capacity to so sign;

     5. That all documents and instruments, the originals or copies of which were submitted to us, including those described above, will have been duly and properly authorized, executed and delivered and be valid, binding and enforceable, at the time any Registered Shares are sold; and

     6. That all statements, representations, understandings and warranties in the documents and instruments, the originals or copies of which were submitted to us, including those described above, are now (and will be at the time any Registered Shares are sold) true, accurate and complete in all respects.

     In rendering the opinion set forth below, we have not passed upon and do not purport to pass upon any "doing business", "blue sky" or securities laws of any jurisdiction. Nor do we express any opinion regarding law other than the corporate law of the State of Indiana and the federal law of the United States.

     Based on the documents, matters and assumptions described above, and such other matters as we deem appropriate, we hereby advise you that we are of the opinion that, when issued and delivered by Proffitt's in accordance with the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the inclusion of this opinion as
Exhibit 5.1 to the Registration Statement.

                                   Respectfully,

                                   /s/ Sommer & Barnard, PC

                                   SOMMER & BARNARD, PC

RMS/pas